Exhibit 24.2

ANGEL STUDIOS, INC.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Neal S. Harmon as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more registration statements on Form S-4, or other appropriate form, and all amendments thereto, including post-effective amendments, of Angel Studios, Inc. and to file the same, with any exhibits thereto, with the Securities and Exchange Commission, or any state securities department or any other federal or state agency or governmental authority granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this power of attorney has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Scott Klossner	Chief Financial Officer (Principal Financial and Accounting Officer)	June 5, 2025
Scott Klossner